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                                                                    EXHIBIT 8.1


                          [KING & SPALDING LETTERHEAD]


                               September 26, 1997



Post Properties, Inc.
Post Apartment Homes, L.P.
3350 Cumberland Circle, N.W.
Suite 2200
Atlanta, Georgia 30339

Ladies and Gentlemen:

         We have acted as counsel to Post Properties, Inc. (the "Company") and Post Apartment Homes, L.P. (the "Operating Partnership") in connection with that certain Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on September 26, 1997, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of (A) the common stock, par value $.01 per share of the Company (the "Common Stock"), preferred stock, par value $.01 per share of the Company (the "Preferred Stock"), and depositary shares representing Preferred Stock (the "Depositary Shares"), in an aggregate public offering price not to exceed $200,000,000, and (B) the debt securities to be issued by the Operating Partnership (the "Debt Securities"), in an aggregate public offering price not to exceed $300,000,000. (The Common Stock, Preferred Stock, Depositary Shares and the Debt Securities shall be referred to herein collectively as the "Securities.") In connection therewith, you have requested our opinion with respect to (i) the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the status of the Operating Partnership and each of the apartment community partnerships in which the Operating Partnership has, at any time through the date hereof, held an interest (the "Subsidiary Partnerships") as partnerships for Federal income tax purposes, and (iii) the accuracy of the discussion included in the Registration Statement under the heading "Federal Income Tax Considerations."

         All defined terms used herein shall have the same meaning as in the Registration Statement.


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Post Properties, Inc.
Post Apartment Homes, L.P.
September 26, 1997
Page 2

                       FACTS AND ASSUMPTIONS RELIED UPON

         In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the Registration Statement and the analyses of qualifying income prepared by the Company with the assistance of Price Waterhouse LLP, the Company's accountants.

         In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies or telecopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have also obtained such additional information and representations as we have deemed relevant and necessary through consultation with officers of the Company and with Price Waterhouse LLP, including representations contained in an officer's certificate dated September 22, 1997. Where the representations contained in such certificate involve matters of law, we have explained the relevant provisions of the Code and Treasury Regulations to the officer in question and are satisfied that he understands such provisions and is capable of making such representations.

                                    OPINIONS

         Based upon and subject to the foregoing, we are of the following opinions:

         (1) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT for its taxable years ending December 31, 1993, 1994, 1995 and 1996, and its current organization and proposed method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

         (2) The Operating Partnership and each of the Subsidiary Partnerships are properly classified as partnerships, and not as corporations, associations taxable as corporations or "publicly traded partnerships" under Section 7704 of the Code, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.


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Post Properties, Inc.
Post Apartment Homes, L.P.
September 26, 1997
Page 3

         (3) The discussion contained in the Registration Statement under the heading "Federal Income Tax Considerations" is accurate and fairly summarizes the Federal income tax considerations that would be material to a holder of the Securities.

         The opinions expressed herein are based upon the Code, the U.S. Treasury Regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely effect the opinions rendered herein and the tax consequences to the Company and the investors in the Securities. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to us in the Registration Statement under the heading "Federal Income Tax Considerations."

         Finally, our opinions are limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of an investment in Securities of the Company or the Operating Partnership.

                                                Very truly yours,

                                                /s/ King & Spalding
                                                --------------------------------
                                                King & Spalding